Exhibit 4.53

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Amendment Four to Development and Option Agreement

This Amendment Four to the Development and Option Agreement (this "Amendment"), dated as of February 13, 2024 (the "Amendment Four Effective Date"), is made by and between CureVac SE, a German stock corporation with offices at Friedrich-Miescher-Strasse 15, 72076 Tübingen, Germany ("CureVac"), and Acuitas Therapeutics Inc., a British Columbia corporation with offices at 6190 Agronomy Road, Suite 405, Vancouver, British Columbia, V6T 1Z3, Canada ("Acuitas") and amends the Development and Option Agreement dated April 29, 2016, as amended by Side Agreement and Amendment Number One dated December 1, 2016, Amendment Two to the Development and Option Agreement dated July 10, 2020, and Amendment Three dated December 24, 2020 by and between CureVac and Acuitas (collectively as amended, the “D&O Agreement”).

Each of CureVac and Acuitas may be referred to herein as a "Party" or together as the "Parties."

RECITALS

WHEREAS, Acuitas and CureVac entered into the D&O Agreement to provide for CureVac’s evaluation of, and option to license, Acuitas LNP Technology for the research, development, manufacture and/or commercialization of products incorporating Acuitas LNP Technology and CureVac Technology;

WHEREAS, Acuitas and CureVac desire to amend the D&O Agreement to provide for CureVac’s evaluation of, and option to license, Acuitas LNP Technology for Personalized Cancer Vaccine (PCV) Products (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Capitalized terms not otherwise defined herein will have the definitions set forth in the D&O Agreement.
2.	New Defined Terms. The following defined terms will be added to the D&O Agreement and Exhibit 1.54 (Form of Non-Exclusive License) of the D&O Agreement.
a.

“Licensed Service” means a service, pursuant to which a Personalized Cancer Vaccine (PCV) Product is prepared for a specific Third Party to whom CureVac, its Affiliates and its Sublicensees sells such Personalized Cancer Vaccine (PCV) Product for such Third Party’s use in the Field of Use.

b.

“Personalized Cancer Vaccine (PCV) Product” means any product manufactured on a patient-by-patient basis comprising Lipid Nanoparticles (LNP(s)) containing [*****] mRNA Constructs encoding at least [*****] PTA, where such a product utilizes or incorporates any Acuitas LNP Technology. For clarity, (i) any additional strengths, pharmaceutical forms, administration routes, presentations, indications or variations/extensions for or to a Personalized Cancer

       Vaccine (PCV) Product under clinical development or subject to a regulatory approval shall be considered as being the same Personalized Cancer Vaccine (PCV) Product; and (ii) different products manufactured on a patient-by-patient basis encoding different PTAs according to the same process and directly resulting from a Personalized Cancer Vaccine (PCV) Product, which are under the same regulatory approval in the relevant jurisdiction, shall be considered the same Personalized Cancer Vaccine (PCV) Product.

c.	“Personalized Tumor Antigen (PTA)” means any polypeptide(s) that are expressed in a tumor cell in an individual patient.
3.	Amendment of D&O Agreement.
a.	The definition of Licensed Product in the D&O Agreement is hereby removed and replaced with this text:

“Licensed Product” means (i) [*****] product comprised of Lipid Nanoparticles (LNP) containing [*****] mRNA Constructs intended [*****] Target where the Target is selected from the Targets available to CureVac on the Reserved Target List and where such product is derived from, is based on, or utilizes any Acuitas LNP Technology; (ii) [*****] Licensed Vaccine Product; and/or (iii) [*****] Personalized Cancer Vaccine (PCV) Product.  If a given protein, e.g. an antibody comprises separate amino acid chains, or a given Vaccine comprises multiple antigens or antibodies, which may be delivered as separate mRNA Constructs (combined in one LNP or delivered in separate LNPs), such product would be considered as one Licensed Product.  For the avoidance of doubt, the term Licensed Product in respect of a given Target encompasses all variants of such Target, including wild types, naturally occurring  variants, engineered variants wherein modifications to the native amino acid sequence have been made (for example, mutated versions, derivatives or fragments) and species homologs or orthologs thereof, provided, however, that any such naturally occurring variant, engineered variant or species homolog or ortholog possesses [*****] to such Target(s) (for example [*****]).

b.	The definition of Licensed Product in Exhibit 1.54 (Form of Non-Exclusive License) of the D&O Agreement is hereby removed and replaced with this text:

"Licensed Product" means: (i) [*****] product comprised of Lipid Nanoparticles (LNP) containing [*****] mRNA Constructs intended to express the Target and where such product is derived from, is based on, or utilizes any Acuitas LNP Technology; (ii) [*****] Licensed Vaccine Product; and/or (iii) [*****] Personalized Cancer Vaccine (PCV) Product. If a given protein, e.g., an antibody comprises separated amino acid-chains, or a given Vaccine comprises multiple antigens or antibodies, which might be delivered as separated mRNA Constructs (combined in one LNP or delivered in separated LNPs), such product would be considered as one Licensed Product For the avoidance of doubt, the term “Licensed Product” in respect of the Target encompasses all variants of such Target, including the wild types, naturally occurring variants, engineered variants wherein modifications to the native amino acid sequence have been made (for example, mutated versions, derivatives or fragments) and species homologs and orthologs thereof, provided however that any such naturally occurring variant, engineered variant or species homolog or ortholog possesses [*****] to such Target(s) (for example [*****]), in all cases in accordance with the definition of Target.

c.	Section 4.1 of the D&O Agreement is hereby removed and replaced in its entirety with the following amended Section 4.1:

4.1 “Generally.  CureVac will select the Targets that will be the subject of the work performed as part of the Program from the Reserved Target List. CureVac shall have the right, but not the obligation, to reserve Targets (or replace a Reserved Target with a new Target) in accordance with this Article 4. In the case of Targets for Personalized Cancer Vaccine (PCV) Products, other than Section 4.2(d)(iv), none of the Target Reservation and Target pre-clearance mechanisms according to Sections 4.2 and 4.3 will be applicable.”

d.	Section 4.2 (d) of the D&O Agreement is hereby amended to add the following text:

“(iv) Personalized Cancer Vaccine (PCV) Products.  In the case of Targets for Personalized Cancer Vaccine (PCV) Products, all Targets of all such Personalized Cancer Vaccine (PCV) Products will count as [*****] Reserved Target on the Reserved Target List and will be treated as [*****] Reserved Target for the purposes of Sections 5.1 and 5.2.”

e.	Section 4.4 of the D&O Agreement is hereby amended to add the following text:

“(d) Personalized Cancer Vaccine (PCV) Products.  In the case of Targets for Personalized Cancer Vaccine (PCV) Products, no Target Reservation or Target Reservation Maintenance Fees will be payable by CureVac to Acuitas.”

4.	Amended Form of Non-Exclusive License Defined Term.
a.	The first sentence of the definition of “Net Sales” set forth on Exhibit 1.54 (Form of Non-Exclusive License) of the D&O Agreement is hereby amended to read as set forth below:

"Net Sales" means, with respect to any Licensed Product or Licensed Service, the amount received by CureVac and its Affiliates and Sublicensees for bona fide sales of such Licensed Product or provision of such Licensed Service to a Third Party (other than Affiliates and Sublicensees, but including distributors for resale) less.

b.	The bullet points (b)-(d) of the definition of “Net Sales” set forth on Exhibit 1.54 (Form of Non-Exclusive License) of the D&O Agreement are hereby amended to read as set forth below:
(b)

credits or allowances actually granted upon claims, damaged goods, rejections or returns of, and for uncollectable amounts on, such Licensed Product or Licensed Service, including such Licensed Product or Licensed Service returned in connection with recalls or withdrawals;

(c)	freight out, postage, shipping and insurance charges for delivery of such

Licensed Product or Licensed Service;

(d)

taxes or duties levied on, absorbed or otherwise imposed on the sale of such Licensed Product or Licensed Service, including value-added taxes, or other governmental charges otherwise imposed upon the billed amount, as adjusted for rebates and refunds;

5.	No Other Amendment. Except as amended hereby, all other provisions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms.
6.

Conflict.  In the event of a conflict between the terms and conditions of this Amendment Four and the terms and conditions of the Agreement, the terms and conditions of this Amendment Four shall control.

7.

Counterparts.  This Amendment Four may be executed simultaneously in two or more counterparts, and by PDF or other electronic transmission, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment Four as of the Amendment Four Effective Date.

CEO
Acuitas Therapeutics Inc.
	By:	[*****]
	Name:	[*****]
	Title:	President and CEO

CureVac SE
	By:	[*****]
Name:
	Title:	CEO

	By:	[*****]
Name:
	Title:	CDO